Exhibit 99B

www.sprint.com

Contact:

Mark Bonavia, Sprint, (O) 913-624-3552
Email: mark.d.bonavia@mail.sprint.com

Bill White, Sprint, (O) 913-624-2226
Email: bill.white@mail.sprint.com

                                            For Immediate Release

Editor's note: In the second quarter of 1999, Sprint effected a two-for-one stock split of its FON common stock. Sprint FON Group earnings per share for prior periods have been restated accordingly. On Feb. 4, 2000, Sprint will effect a two-for-one stock split of its PCS common stock. Earnings per share for the Sprint PCS Group has been reported as if the stock split occurred
and prior periods have been restated.   For comparative purposes,
our discussion of local telephone results assumes the fourth quarter 1998 sale of local exchanges occurred at the beginning of 1998.

     The Sprint FON Group (NYSE: FON) is comprised of Sprint's core wireline telecommunications operations, which include long-distance, local telephone and product distribution and directory publishing businesses. It also includes activities related to the development of Sprint ION (SM), Integrated On-Demand Network, and certain other ventures.

     The Sprint PCS Group (NYSE: PCS) consists of Sprint's wireless personal communications services operations.


     SPRINT ANNOUNCES RECORD FOURTH QUARTER, YEARLY RESULTS

   Sprint FON Group Quarterly Core Business Earnings Per Share
                      Increase 20 Percent;
  Sprint PCS Sets Record with 1 Million New Customers in Fourth
                             Quarter

     KANSAS CITY, Mo., February 1, 2000 - Sprint today announced record fourth quarter and annual results. For 1999, Sprint's net operating revenues increased to $19.93 billion, fueled by a 19 percent increase in revenues in the fourth quarter from a year ago.

                             -more-

     Fourth quarter earnings per diluted share for Sprint's FON Group core businesses increased 20 percent to 61 cents from 51 cents per share a year ago. The gain was driven by record revenues and a double-digit increase in operating income. The PCS Group continued its record-setting customer acquisition pace for the fifth consecutive quarter. During the quarter, Sprint PCS became the first U.S. wireless carrier to add 1 million customers in one quarter.

     "Sprint's record performance is a reflection on the company's superior brand, state-of-the-art wireline and wireless networks, outstanding employees and capability to bundle local, long-distance, data, and Internet services and market them through an incomparable set of distribution channels," said William T. Esrey, Sprint chairman and chief executive officer.

SPRINT FON GROUP HIGHLIGHTS

- Revenues increased 8 percent in the fourth quarter of 1999 to $4.41 billion from $4.08 billion in the fourth quarter of 1998. For the year, revenues grew 8 percent to $17.02 billion from $15.76 billion.

- Diluted earnings per share from core operations increased 20 percent to 61 cents per share in the fourth quarter compared to 51 cents per share a year ago. For the year, core diluted earnings per share increased 14 percent to $2.31 per share from $2.03 per share in 1998.

- Operating income from core operations rose 18 percent to $877 million in the fourth quarter from $742 million during the same period last year. Annual operating income from core operations increased 13 percent to $3.34 billion from $2.94 billion last year.

- Operating cash flows from core operations were $1.41 billion in the quarter, an increase of 14 percent from the fourth quarter a year ago. For the year, core operating cash flows were $5.41 billion, up 11 percent from 1998.

- Net income was $416 million in the fourth quarter, an increase of 3 percent from $404 million for the same period a year ago. 1999 net income rose 2 percent to $1.57 billion from $1.54 billion.

  Long-distance
  - Quarterly revenues increased over 7 percent to $2.71 billion from $2.52 billion in the fourth quarter of 1998. For the year, revenues exceeded the $10 billion milestone, increasing 9 percent to $10.57 billion from $9.66 billion in 1998.

  - Operating income was $431 million in the quarter, a 13 percent improvement from $382 million in the fourth quarter of 1998. 1999 operating income increased 20 percent to $1.63 billion from $1.37 billion last year.

  - Calling volumes rose 20 percent for the quarter and 22 percent for the year compared to 1998.

  - Operating cash flows increased 12 percent for the quarter to $689 million from $615 million in the fourth quarter last year. For the year, operating cash flows increased 15 percent to $2.63 billion from $2.29 billion the previous year.

                             -more-

  Local telecommunications
  - Revenues in the quarter increased 7 percent to $1.48 billion compared to $1.38 billion in the fourth quarter of 1998. For the year, revenues grew by 6 percent to $5.65 billion from $5.33 billion last year.

  -   Operating income rose 18 percent in the quarter to $384
      million from $325 million a year ago. Operating income for 1999 was $1.50 billion, up 8 percent from $1.38 billion in 1998.

  - Access lines increased 4.9 percent from the fourth quarter of last year.

  - Operating cash flows increased 12 percent to $654 million from $582 million in the previous fourth quarter. 1999 operating cash flows were $2.57 billion, a 9 percent increase from $2.36 billion last year.

  Product Distribution and Directory Publishing
  - Revenues increased 3 percent in the quarter to $422 million from $411 million a year ago. Annual revenues were up 3 percent to $1.73 billion from $1.68 billion in 1998.

  - Non-affiliate revenues increased 15 percent in the quarter compared to the same period a year ago and 12 percent during the year compared to 1998.

  - Operating income increased 17 percent to $63 million in the fourth quarter from $54 million a year ago. Annual operating income was $242 million, an increase of 5 percent from $231 million last year.

  Sprint IONsm and Other Ventures
  - Sprint ION's after tax losses were 9 cents per share for the quarter compared with 5 cents in the quarter a year ago. Annual after tax losses were 26 cents per share compared to 10 cents in 1998.

  - Fourth quarter losses for other ventures were 3 cents per share compared with 1 cent a year ago. Total annual losses were 8 cents per share compared to 1998 losses of 7 cents per share.

     "Sprint's FON Group performance in 1999 was outstanding," Esrey said. "We continued to execute in our core businesses, leveraged our wide range of distribution channels, priced and marketed products uniquely to attract and retain customers, and achieved our Sprint ION launch objectives," Esrey said.

    Long-distance operating income, calling volumes and operating cash flows for the quarter and the year grew at a double-digit rate despite increased pricing pressures.

     In the long-distance residential market, yearly calling volumes experienced double-digit increases compared to 1998 due to an innovative product set led by Sprint Nickel Nights (SM). Sprint sold more than 1 million residential long-distance accounts through RadioShack in 1999.


                             -more-

     In terms of superior customer service, Sprint was lauded for the fifth consecutive year by J.D. Power and Associates for top-ranking customer satisfaction among high-volume residential long-distance users. Sprint was also recognized for its customer service achievement by the Yankee Group for easily understood bills, value for the money, and high quality call transmission.

     In the long-distance business market during the quarter, Sprint signed multi-year contracts with Bank of America, Starbucks Coffee Company, MicroCast Incorporated and World Travel Partners, among others, to provide voice and data services. In the data market during the fourth quarter, ATM, IP and frame relay revenues grew over 40 percent compared to fourth quarter 1998. Sprint also announced in the fourth quarter an Application Service Provider (ASP) alliance with Deloitte Consulting targeted to Fortune 1000 companies, enlarging Sprint's position in the marketplace as the communications enabler of e-business among its business customers.

     In the local telephone operation, access line growth throughout the year was driven primarily by strong demand for additional lines to support Internet access. During the quarter, the local operation experienced double-digit increases in equipment sales and double-digit increases in revenues from maintenance contracts. Sales of data services in the business segment increased by over 40 percent.

     On January 26, Sprint announced that it reached a definitive agreement with Deutsche Telekom and France Telecom to sell Sprint's interest in Global One, the three companies' international telecommunications venture. Sprint will receive $1.13 billion in cash and repayment of $276 million in debt for its entire stake in Global One. As a result of this agreement, Sprint's equity share of the results of Global One has been reported as a discontinued operation in the FON Group earnings for all periods presented.

     In other key strategic initiatives - service bundling, competitive local exchange carrier (CLEC) service and Sprint ION
- Sprint made significant progress in the quarter.

     Sales of Sprint Solutions (SM), the bundle of local and long-distance services sold through Sprint's local telephone operations, exceeded the 1 million sales milestone - increasing local service revenue and Sprint's long-distance share in its local markets simultaneously. In the quarter, more than 40 percent of all new Sprint local customers chose the bundled offering as their basic service package.

  In the fourth quarter, Sprint began selling its premier converged network service, Sprint ION, to consumers and small businesses in Kansas City, Denver and Seattle. Sprint ION is the platform that Sprint will use to deliver broadband services and applications nationwide and to lead Sprint's competitive entry into local markets.

                             -more-

     In New York, during the fourth quarter, Sprint launched a
major marketing campaign offering unlimited local calling and
long-distance bundled service.   In the upcoming months, the
company expects to launch additional markets.

SPRINT PCS GROUP HIGHLIGHTS

     The PCS Group had its fifth consecutive record-breaking quarter in customer acquisitions, becoming the first U.S. wireless carrier to add more than 1 million wireless customers in
a single quarter.   Subscriber growth for the quarter represented
a 24 percent increase over fourth quarter 1998. For the year, Sprint PCS added 3.14 million subscribers to end the year with 121 percent more customers than a year ago.

     In just over three years, Sprint PCS has grown to become the nation's largest all-digital wireless network covering a population of nearly 190 million, including Sprint PCS affiliates. The company now ranks as the fifth largest wireless carrier in terms of total customers.

- Sprint PCS added more than 1 million new customers in the fourth quarter compared to 836 thousand new subscribers a year ago. Sprint PCS ended the year with a total of more than 5.7 million subscribers. Sprint PCS affiliates have an additional 200,000 customers.

- Average monthly revenue per user (ARPU) remained steady at $54 for the quarter and the year.

- Total net operating revenues were $996 million in the fourth quarter compared to $437 million a year ago. Annual revenues were $3.18 billion for the year compared to $1.23 billion in 1998. Recurring operating cash flow losses were $501 million for the quarter compared to $596 million in the fourth quarter a year ago. For the year, recurring cash flow losses were $1.71 billion compared to $1.60 billion a year ago.

- Losses from continuing operations for the quarter were 75 cents per share and $2.71 per share for the year.

- Capital expenditures were $1 billion for the quarter and $2.65 billion for the year, reflecting the continued expansion of the company's nationwide wireless network.

     "Sprint PCS continues to break one record after another," Esrey said. "Adding 1 million new customers in a single quarter while maintaining average revenue per user (ARPU) and controlling costs are remarkable achievements and distinct illustrations of the superior clarity, coverage, value and innovation that has established Sprint PCS as the nation's fastest-growing wireless provider for five consecutive quarters."

     In the fourth quarter, Sprint PCS continued to expand its groundbreaking Wireless Web service with the addition of several new content partners including:

  - Sprint PCS became the first wireless provider in the country to offer customers the convenience of Internet shopping on Sprint PCS phones via an agreement with Amazon.com.

                             -more-

  - In another first, Ameritrade and Sprint PCS reached an agreement enabling Ameritrade and Sprint PCS customers to access their accounts, place trades and receive stock alerts using the Sprint PCS Wireless Web.

  - Sprint PCS also extended the power of the Wireless Web to the business environment through an agreement with IBM that will offer mobile computing business solutions and real time, secure wireless access to mission-critical data.

  - Sprint PCS also reached agreements with FOX Sports, offering customers access to sports scores and headlines; and GETTHERE.COM, giving customers access to travel services.

     Sprint PCS also bolstered its nationwide distribution with an agreement with KMart, the nation's second-largest discount retailer. Under the agreement, Sprint PCS phones will be available at more than 1,200 KMart stores.

     To keep up with the rapid addition of new subscribers, Sprint PCS has opened additional Customer Care Centers in
Nashville, Oklahoma City and Chicago.


                    Merger Announced in 1999

     MCI WorldCom and Sprint announced on October 5 a definitive merger agreement creating the pre-eminent global communications company for the 21st century. The combined company, to be called WorldCom, will provide a full range of services to residential and business customers on its owned, end-to-end, state-of-the-art network infrastructure. WorldCom will be a leader in the fastest-growing areas of global communications services, offering innovative broadband, "all distance" services to businesses and homes, and nationwide digital wireless voice and data services.

     The merger is subject to the approval of MCI WorldCom and Sprint stockholders as well as approvals from the Federal Communications Commission, the Department of Justice, various state government bodies and foreign antitrust authorities. The companies anticipate that the merger will close in the second half of 2000.

     Sprint is a global communications company - at the forefront of integrating long- distance, local and wireless communications services, and one of the largest carriers of Internet traffic. Sprint built and operates the United States' first nationwide all-digital, fiber-optic network and is a leader in advanced data communications services. Sprint has $20 billion in annual revenues and serves more than 20 million business and residential customers.


                                                   Sprint Corporation
                                                        FON GROUP
                                              COMBINED STATEMENTS OF INCOME
                                            (millions, except per share data)

                                                                 Quarters Ended                      Years Ended
                                                                  December 31,                      December 31,
                                                          ------------------------------    ------------------------------
                                                             1999             1998              1999            1998
                                                          ------------------------------    ------------------------------
                                                                   (unaudited)


Net operating revenues                                     $  4,407       $  4,078          $  17,016        $  15,764
----------------------------------------------------------------------------------------    ------------------------------
Operating expenses
  Costs of services and products                              1,980          1,894              7,724            7,346
  Selling, general and administrative                         1,133          1,018              4,233            3,737
  Depreciation and amortization                                 563            494              2,129            1,921
----------------------------------------------------------------------------------------    ------------------------------
  Total operating expenses                                    3,676          3,406             14,086           13,004
----------------------------------------------------------------------------------------    ------------------------------
Operating income                                                731            672              2,930            2,760
Interest expense                                                (63)           (69)              (182)            (243)
Other income, net                                                 4            110                 49              153
----------------------------------------------------------------------------------------    ------------------------------
Income before income taxes                                      672            713              2,797            2,670
Income taxes                                                   (241)          (259)            (1,061)            (995)
----------------------------------------------------------------------------------------    ------------------------------
Income from continuing operations                               431            454              1,736            1,675
Discontinued operations, net                                     24            (49)              (130)            (135)
Extraordinary items, net                                        (39)            (1)               (39)              (5)
----------------------------------------------------------------------------------------    ------------------------------
Net income                                                      416            404              1,567            1,535
Preferred stock dividends received                                2              1                  7                -
----------------------------------------------------------------------------------------    ------------------------------
Earnings applicable to common stock                        $    418       $    405          $   1,574        $   1,535
                                                          ------------------------------    ------------------------------

Diluted earnings per common share                           Actual        Pro Forma(1)(2)      Actual       Pro Forma(1)(2)
                                                          ------------   --------------------------------   --------------
  Core businesses                                          $   0.61       $   0.51          $    2.31        $    2.03
  Sprint ION                                                  (0.09)         (0.05)             (0.26)           (0.10)
  Other ventures                                              (0.03)         (0.01)             (0.08)           (0.07)
----------------------------------------------------------------------------------------    ------------------------------
  Income from continuing operations                            0.49           0.45               1.97             1.86
  Gains on sale of local exchanges, net (3)                     -             0.07                -               0.07
----------------------------------------------------------------------------------------    ------------------------------
  Income from continuing operations - reported                 0.49           0.52               1.97             1.93
  Discontinued operations                                      0.02          (0.05)             (0.15)           (0.16)
  Extraordinary items                                         (0.04)           -                (0.04)             -
----------------------------------------------------------------------------------------    ------------------------------
  Total                                                    $   0.47       $   0.47          $    1.78        $    1.77
                                                          ------------   ---------------    -------------   --------------
Diluted weighted average common shares outstanding            894.1          870.9              887.2            868.9
                                                          ------------   ---------------    -------------   --------------
Basic earnings per common share                            $   0.48       $   0.47          $    1.81        $    1.80
                                                          ------------   ---------------    -------------   --------------

 (1)  The pro forma information assumes the FON stock existed for all periods presented.  In November 1998, Sprint completed the restructuring of Sprint PCS and recapitalized Sprint common shares into two separate classes --
      FON stock and PCS stock.  FON stock is intended to reflect the performance of Sprint's core business, which is comprised of the long distance division, local division, and product distribution and other directory publishing businesses.  It also reflects activities to develop and deploy Sprint ION (SM), Integrated On-Demand Network, and other strategic ventures.

 (2)  In the 1999 second quarter, Sprint effected a two-for-one stock split of its FON stock.  FON Group earnings per share for prior periods have been restated to reflect this stock split.

 (3)  Represents fourth quarter nonrecurring net gains of $104 million in 1998.  These gains increased FON Group income from continuing operations by $62 million in 1998.




                                               Sprint Corporation
                                                   FON GROUP
                                           SELECTED OPERATING RESULTS
                                                   (millions)


                                                                Quarters Ended                Years Ended
                                                                 December 31,                December 31,
                                                            ------------------------    -------------------------
                                                               1999         1998           1999          1998
                                                            ------------------------    -------------------------
                                                                  (unaudited)


Long Distance Division
  Net operating revenues                                    $   2,705    $   2,519       $  10,567     $  9,658
-----------------------------------------------------------------------------------------------------------------
  Operating expenses
   Interconnection                                                886          910           3,804        3,608
   Operations                                                     441          381           1,507        1,453
   Selling, general and administrative                            689          613           2,629        2,312
   Depreciation and amortization                                  258          233             993          918
-----------------------------------------------------------------------------------------------------------------
   Total operating expenses                                     2,274        2,137           8,933        8,291
-----------------------------------------------------------------------------------------------------------------
  Operating income                                          $     431    $     382       $   1,634     $  1,367
                                                            ------------------------    -------------------------

Local Division
  Net operating revenues
   Local service                                            $     694    $     633       $   2,677     $  2,469
   Network access                                                 513          501           2,008        1,949
   Toll service                                                    56           58             219          250
   Other                                                          216          192             746          704
-----------------------------------------------------------------------------------------------------------------
   Net operating revenues                                       1,479        1,384           5,650        5,372
-----------------------------------------------------------------------------------------------------------------
  Operating expenses
   Costs of services and products                                 539          506           1,971        1,853
   Selling, general and administrative                            286          294           1,114        1,130
   Depreciation and amortization                                  270          257           1,065          982
-----------------------------------------------------------------------------------------------------------------
   Total operating expenses                                     1,095        1,057           4,150        3,965
-----------------------------------------------------------------------------------------------------------------
  Operating income                                          $     384    $     327       $   1,500     $  1,407
                                                            ------------------------    -------------------------

Product Distribution and Directory Publishing
  Net operating revenues                                    $     422    $     411       $   1,731     $  1,683
                                                            ------------------------    -------------------------
  Operating income                                          $      63    $      54       $     242     $    231
                                                            ------------------------    -------------------------

Sprint ION
  Operating expenses                                        $    (115)   $     (65)      $    (358)    $   (143)
                                                            ------------------------    -------------------------

Other Ventures
  Net operating revenues                                    $      19    $      -        $      20     $      -
                                                            ------------------------    -------------------------
  Operating loss                                            $     (31)   $      (5)      $     (48)    $    (40)
                                                            ------------------------    -------------------------

Unallocated Corporate Operations and
Intercompany Eliminations
  Net operating revenues                                    $    (218)   $    (236)      $    (952)    $   (949)
                                                            ------------------------    -------------------------
  Operating income                                          $      (1)   $     (21)      $     (40)    $    (62)
                                                            ------------------------    -------------------------


Sprint's FON Group reporting segments are intended to reflect the operating results of its long distance division, local division, and product distribution and directory publishing businesses.  They also include activities to develop and deploy Sprint ION (SM), Integrated On-Demand Network, and other strategic ventures.





                                                Sprint Corporation
                                                     FON GROUP
                                         CONDENSED COMBINED BALANCE SHEETS
                                                    (millions)


                                                                               December 31,          December 31,
                                                                                   1999                  1998
                                                                             ---------------------------------------


Assets
    Current assets
        Cash and equivalents                                                 $         104           $        432
        Accounts receivable, net                                                     2,836                  2,375
        Other                                                                        1,342                    962
--------------------------------------------------------------------------------------------------------------------
        Total current assets                                                         4,282                  3,769
--------------------------------------------------------------------------------------------------------------------
    Property, plant and equipment
        Long distance division                                                       9,824                  9,241
        Local division                                                              15,828                 14,858
        Other                                                                        2,035                  1,057
--------------------------------------------------------------------------------------------------------------------
        Total property, plant and equipment                                         27,687                 25,156
        Accumulated depreciation                                                   (13,685)               (12,692)
--------------------------------------------------------------------------------------------------------------------
        Net property, plant and equipment                                           14,002                 12,464
--------------------------------------------------------------------------------------------------------------------
    Other                                                                            3,519                  2,768
--------------------------------------------------------------------------------------------------------------------

        Total                                                                $      21,803           $     19,001
                                                                             ---------------------------------------

Liabilities and group equity
    Current liabilities
        Current maturities of long-term debt                                 $         902           $         33
        Accounts payable and accrued interconnection costs                           1,695                  1,852
        Other                                                                        1,599                  1,388
--------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                    4,196                  3,273

    Long-term debt                                                                   4,531                  4,409

    Deferred income taxes and investment tax credits                                 1,040                    828

    Other                                                                            1,522                  1,467

    Group equity                                                                    10,514                  9,024
--------------------------------------------------------------------------------------------------------------------

        Total                                                                $      21,803           $     19,001
                                                                             ---------------------------------------




                                                    Sprint Corporation
                                                        FON GROUP
                                         CONDENSED COMBINED CASH FLOW INFORMATION
                                                        (millions)


                                                                                                    Years Ended
                                                                                                    December 31,
                                                                                         ----------------------------------
                                                                                             1999               1998
                                                                                         ----------------------------------

Operating Activities
    Net income                                                                           $    1,567             $    1,535
    Discontinued operations, net                                                                130                    135
    Extraordinary items, net                                                                     39                      1
    Equity in net losses of affiliates                                                           70                     52
    Depreciation and amortization                                                             2,129                  1,921
    Other, net                                                                                 (222)                   271
---------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                                     3,713                  3,915
---------------------------------------------------------------------------------------------------------------------------

Investing Activities
    Capital expenditures
        Long distance division                                                                (1,209)               (1,364)
        Local division                                                                        (1,354)               (1,374)
        Sprint ION                                                                              (542)                 (154)
        Other                                                                                   (429)                 (267)
    Investments in affiliates, net                                                              (135)                 (236)
    Purchase of fixed wireless broadband companies, net of cash acquired                        (618)                   -
    Net investing activities of discontinued operations                                         (384)                 (268)
    Other, net                                                                                   322                   297
---------------------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                                         (4,349)               (3,366)
---------------------------------------------------------------------------------------------------------------------------

Financing Activities
    Increase in debt, net                                                                        491                   397
    Proceeds from stock issued                                                                   186                    60
    Dividends paid                                                                              (426)                 (430)
    Treasury stock purchases                                                                     (48)                 (315)
    Other, net                                                                                   105                    69
---------------------------------------------------------------------------------------------------------------------------
Net cash provided (used) by financing activities                                                 308                  (219)
---------------------------------------------------------------------------------------------------------------------------

Increase (Decrease) in cash and equivalents                                                     (328)                  330

Cash and equivalents at beginning of period                                                      432                   102
---------------------------------------------------------------------------------------------------------------------------

Cash and equivalents at end of period                                                    $       104            $      432
                                                                                         ----------------------------------



                                              Sprint Corporation
                                                   PCS GROUP
                                       COMBINED STATEMENTS OF OPERATIONS
                                       (millions, except per share data)


                                                              Quarters Ended                  Years Ended
                                                               December 31,                    December 31,
                                                        ---------------------------     ------------------------
                                                          1999          1998(1)           1999        1998(1)
                                                        ---------------------------     ------------------------
                                                               (unaudited)


Net operating revenues                                  $    996      $    437          $    3,180     $  1,225
----------------------------------------------------------------------------------------------------------------

Operating expenses
  Costs of services and products                             951           670               3,150        1,758
  Selling, general and administrative                        546           363               1,744        1,069
  Depreciation and amortization                              411           254               1,523          789
  In-process research and development                         -            179                 -            179
-----------------------------------------------------------------------------------     ------------------------
  Total operating expenses                                 1,908         1,466               6,417        3,795
-----------------------------------------------------------------------------------     ------------------------

Operating loss                                              (912)       (1,029)             (3,237)      (2,570)

Interest expense                                            (201)         (133)               (698)        (491)
Other partners' loss in Sprint PCS                            -            243                  -         1,251
Other income, net                                             27            56                  66          179
-----------------------------------------------------------------------------------     ------------------------

Loss before income taxes                                  (1,086)         (863)             (3,869)      (1,631)

Income taxes                                                 380           247               1,388          541
-----------------------------------------------------------------------------------     ------------------------

Loss before extraordinary items                             (706)         (616)             (2,481)      (1,090)

Extraordinary items, net                                      -            (31)                (21)         (31)
----------------------------------------------------------------------------------------------------------------

Net loss                                                    (706)         (647)             (2,502)      (1,121)

Preferred stock dividends                                     (4)           (2)                (15)          (2)
----------------------------------------------------------------------------------------------------------------

Loss applicable to common stock                         $   (710)     $   (649)         $   (2,517)    $ (1,123)
                                                        ---------------------------     ------------------------

Diluted and basic loss per common share (3)              Actual       Pro Forma(2)         Actual      Pro Forma(2)
                                                        ----------   --------------     ------------   ------------

    Continuing operations                               $   (0.75)    $  (0.72)         $    (2.71)    $  (2.21)
    Extraordinary items                                       -          (0.04)              (0.02)       (0.04)
-----------------------------------------------------------------------------------     ------------------------
Total                                                   $   (0.75)    $  (0.76)         $    (2.73)    $  (2.25)
                                                        ----------   --------------     -----------  -----------
Diluted and basic weighted average common shares            950.4        831.6               920.4        831.6
                                                        ----------   --------------     -----------  -----------


 (1) In November 1998, Sprint completed the restructuring of Sprint PCS and purchased the remaining ownership interests in Sprint PCS from Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc.
     (the Cable Partners).  The PCS Group includes the domestic wireless phone services of Sprint Spectrum
     Holding Company and PhillieCo (together, Sprint PCS) and SprintCom.  The results for Sprint PCS were consolidated in 1998, with the Cable Partners' share of losses through the restructuring date reflected as "Other partners' loss in Sprint PCS."


 (2) In November 1998, Sprint recapitalized Sprint common shares into two separate classes -- FON stock and
     PCS stock.  The following fourth quarter and year-to-date 1998 pro forma information was used as the basis to compute diluted and basic loss per common share and assumes the restrucuting and recapitalization occurred at the beginning of 1997.


                                                                      Quarter Ended                     Year Ended
                                                                     December 31, 1998               December 31, 1998
                                                                     -------------------             -----------------
Net operating revenues                                               $        437                    $         1,225
                                                                     -------------------             -----------------
Operating loss                                                       $       (875)                   $        (2,640)
                                                                     -------------------             -----------------
Loss before extraordinary items                                      $       (603)                   $        (1,847)
                                                                     -------------------             -----------------
Net loss                                                             $       (634)                   $        (1,878)
                                                                     -------------------             -----------------

 (3) On February 4, 2000, Sprint will effect a two-for-one stock split of its PCS stock.  PCS Group loss per share for prior periods have been restated to reflect this stock split.






                                               Sprint Corporation
                                                    PCS GROUP
                                        CONDENSED COMBINED BALANCE SHEETS
                                                   (millions)


                                                                             December 31,          December 31,
                                                                                 1999                  1998
                                                                           ---------------------------------------

Assets
  Current assets
   Cash and equivalents                                                    $           16          $        173
   Accounts receivable, net                                                           572                   333
   Current tax benefit receivable from the FON Group                                  293                   170
   Other                                                                              434                   206
------------------------------------------------------------------------------------------------------------------
    Total current assets                                                             1,315                  882

   Net property, plant and equipment                                                 7,996                6,535

   Net intangible assets                                                             8,188                7,338

   Other                                                                               425                  410
------------------------------------------------------------------------------------------------------------------

    Total                                                                  $        17,924         $     15,165
                                                                           ---------------------------------------

Liabilities and group equity
   Current liabilities
    Current maturities of long-term debt                                   $           185         $        348
    Accounts payable                                                                   450                  371
    Construction obligations                                                         1,039                  979
    Other                                                                              904                  728
------------------------------------------------------------------------------------------------------------------
    Total current liabilities                                                        2,578                2,426

   Long-term debt                                                                   11,304                7,847

   Deferred income taxes                                                               582                1,013

   Other                                                                               140                  124

   Group equity                                                                      3,320                3,755
------------------------------------------------------------------------------------------------------------------

    Total                                                                  $        17,924         $     15,165
                                                                           ---------------------------------------





                                            Sprint Corporation
                                                PCS GROUP
                                 CONDENSED COMBINED CASH FLOW INFORMATION
                                                (millions)


                                                                                      Years Ended
                                                                                      December 31,
                                                                             ------------------------------
                                                                                1999            1998(1)
                                                                             ------------------------------

Operating Activities
    Net loss                                                                 $   (2,502)       $ (1,121)
    Extraordinary items, net                                                         21              31
    Equity in net losses of affiliates                                              -               840
    Acquired in process research and development costs                              -               179
    Depreciation and amortization                                                 1,523             121
    Current tax benefit used by FON Group                                           -              (460)
    Increase in current tax receivable from FON Group                             (123)            (170)
    Other, net                                                                    (611)             421
-----------------------------------------------------------------------------------------------------------
Net cash used by operating activities                                           (1,692)            (159)
-----------------------------------------------------------------------------------------------------------

Investing Activities
    Capital expenditures                                                        (2,580)          (1,072)
    Cash acquired in the PCS Restructuring                                         -                244
    Other, net                                                                      71              (33)
-----------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                           (2,509)            (861)
-----------------------------------------------------------------------------------------------------------

Financing Activities
    Increase in debt, net                                                        3,166              994
    Proceeds from PCS common stock issued                                          905               85
    Dividends paid                                                                 (15)              -
    Current tax benefit used by FON Group                                           -               460
    Other, net                                                                     (12)            (346)
-----------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                        4,044            1,193
-----------------------------------------------------------------------------------------------------------

Increase (Decrease) in cash and equivalents                                       (157)             173

Cash and equivalents at beginning of period                                        173               -
-----------------------------------------------------------------------------------------------------------

Cash and equivalents at end of period                                        $      16         $    173
                                                                             ------------------------------


 (1) The PCS restructuring occurred in November 1998.  Cash flows prior to that date reflect the operations of SprintCom and Sprint's investment in Sprint PCS.




                                                 Sprint Corporation
                                        CONDENSED CONSOLIDATED BALANCE SHEETS
                                                     (millions)


                                                                                December 31,           December 31,
                                                                                    1999                   1998
                                                                             ----------------------------------------



Assets
  Current assets
   Cash and equivalents                                                      $          120            $        605
   Accounts receivable, net                                                           3,408                   2,708
   Other                                                                              2,052                   1,101
----------------------------------------------------------------------------------------------------------------------
    Total current assets                                                              5,580                   4,414

   Net property, plant and equipment                                                 21,969                  18,983

   Net intangible assets                                                              9,567                   7,693

   Other                                                                              2,134                   2,167
----------------------------------------------------------------------------------------------------------------------

    Total                                                                    $       39,250            $     33,257
                                                                             -----------------------------------------

Liabilities and shareholders' equity
  Current liabilities
   Current maturities of long-term debt                                      $        1,087            $        247
   Accounts payable and accrued interconnection costs                                 2,145                   2,223
   Construction obligations                                                           1,039                     979
   Other                                                                              2,456                   1,997
----------------------------------------------------------------------------------------------------------------------
    Total current liabilities                                                         6,727                   5,446

  Long-term debt                                                                     15,685                  11,942

  Deferred taxes and investment tax credits                                           1,616                   1,830

  Other                                                                               1,662                   1,591

  Common stock and other shareholders' equity
   Common stock
    Class A                                                                             216                     216
    FON                                                                               1,576                     701
    PCS                                                                                 910                     375
   PCS preferred stock                                                                  247                     247
   Other shareholders' equity                                                        10,611                  10,909
----------------------------------------------------------------------------------------------------------------------
   Total shareholders' equity                                                        13,560                  12,448
----------------------------------------------------------------------------------------------------------------------

   Total                                                                     $       39,250            $     33,257
                                                                             -----------------------------------------




                                              Sprint Corporation
                                 CONDENSED CONSOLIDATED CASH FLOW INFORMATION
                                                  (millions)

                                                                                           Years Ended
                                                                                           December 31,
                                                                                   -----------------------------
                                                                                       1999           1998(1)
                                                                                   -----------------------------

Operating Activities
    Net income (loss)                                                              $       (935)      $     414
    Discontinued operations, net                                                            130             135
    Extraordinary items, net                                                                 60              32
    Equity in net losses of affiliates                                                       70             892
    Acquired in process research and development costs                                        -             179
    Depreciation and amortization                                                         3,652           2,042
    Other, net                                                                           (1,025)            505
----------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                                 1,952           4,199
----------------------------------------------------------------------------------------------------------------
Investing Activities
    Capital expenditures
        FON Group                                                                        (3,534)         (3,159)
        PCS Group                                                                        (2,580)         (1,072)
    Investments in affiliates, net                                                         (135)           (423)
    Purchase of fixed wireless broadband companies, net of cash acquired                   (618)             -
    Net investing activities of discontinued operations                                    (384)           (268)
    Cash acquired in the PCS Restructuring                                                    -             244
    Other, net                                                                               94             192
----------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                                    (7,157)         (4,486)
----------------------------------------------------------------------------------------------------------------
Financing Activities
    Increase in debt, net                                                                 3,972           1,391
    Proceeds from stock issued                                                            1,091             145
    Dividends paid                                                                         (441)           (430)
    Treasury stock purchases                                                                (48)           (315)
    Other, net                                                                              146              (1)
----------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                                 4,720             790
----------------------------------------------------------------------------------------------------------------
Increase (Decrease) in cash and equivalents                                                (485)            503

Cash and equivalents at beginning of period                                                 605            102
----------------------------------------------------------------------------------------------------------------

Cash and equivalents at end of period                                              $        120      $     605
                                                                                   -----------------------------


 (1) The PCS restructuring occurred in November 1998.  Cash flows prior to that date reflect the operations of
     SprintCom and Sprint's investment in Sprint PCS.
